                                     EXHIBIT 11

                   TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                        COMPUTATION OF NET INCOME PER SHARE
                                     (Unaudited)
                  (in thousands, except share and per share data)



                                                              Three Months Ended                       Nine Months Ended
                                                   ---------------------------------------  --------------------------------------
                                                   September 30, 1998   September 30, 1997  September 30, 1998  September 30, 1997
                                                   ------------------   ------------------  ------------------  ------------------
                                                                               (restated)                              (restated)
Net loss                                            $          (3,896)    $       (11,026)    $         (7,623)   $     (11,674)
                                                   ------------------   ------------------  ------------------  ------------------
                                                   ------------------   ------------------  ------------------  ------------------

                                                                          NET INCOME PER    SHARE - BASIC


Weighted average common shares  - Basic                    12,946,624           9,844,087           12,946,624       9,275,637
                                                   ------------------   ------------------  ------------------  ------------------
                                                   ------------------   ------------------  ------------------  ------------------

Net loss per share - Basic                           $           (0.30)   $          (1.12)   $          (0.59)    $       (1.26)
                                                   ------------------   ------------------  ------------------  ------------------
                                                   ------------------   ------------------  ------------------  ------------------

                                                                          NET INCOME PER     SHARE - DILUTED
Shares used in this computation:
  Weighted average common shares  - Basic                  12,946,624            9,844,087          12,946,624         9,275,637
                                                   ------------------   ------------------  ------------------  ------------------
  Dilutive effect of shares under
    employee stock plans (*)                                        -                    -                  -                  -
                                                   ------------------   ------------------  ------------------  ------------------

  Weighted average common shares - Diluted                 12,946,624           9,844,087           12,946,624         9,275,637
                                                   ------------------   ------------------  ------------------  ------------------
                                                   ------------------   ------------------  ------------------  ------------------
Net loss per share - Diluted                       $            (0.30)    $          (1.12)   $          (0.59)   $        (1.26)
                                                   ------------------   ------------------  ------------------  ------------------
                                                   ------------------   ------------------  ------------------  ------------------



(*) Common stock equivalents were not included as their effect would be anti-dilutive